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                                                                    EXHIBIT 12

                              MCA FINANCIAL CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                        Year ended January 31,
                                   1997             --------------------------------------------------------------------
                                Pro-forma          1997            1996            1995            1994            1993
                                ---------          ----            ----            ----            ----            ----
Income (Loss) Before Federal
 Income Taxes...............    $   157,938     $ 1,404,338     $1,127,530      $ (175,162)     $  972,185      $  915,602

Add:
  Portion of Rents
  Representative of
  the Interest Factor.......        273,840         273,840        216,360         134,075          72,234          57,265
  Interest on Indebtedness..     12,526,082      11,426,082      7,565,044       6,018,518       4,428,925         962,439
  Amortization of
    Debt Expense............      1,104,356         957,956        687,390         421,189         286,009         102,675
                                -----------     -----------     ----------      ----------      ----------      ----------

                                $14,062,216     $14,062,216     $9,596,324      $6,398,620      $5,759,353      $2,037,981
                                ===========     ===========     ==========      ==========      ==========      ==========

Fixed Charges:
  Portion of Rents
  Representative of
  the Interest Factor.......    $   273,840     $   273,840     $  216,360      $  134,075      $   72,234      $   57,265
  Interest on Indebtedness..     12,526,082      11,426,082      7,565,044       6,018,518       4,428,925         962,439
  Amortization of
   Debt Expense.............      1,104,356         957,956        687,390         421,189         286,009         102,675
                                -----------     -----------     ----------      ----------      ----------      ----------

                                $13,904,278     $12,657,878     $8,468,794      $6,573,782      $4,787,168      $1,122,379
                                ===========     ===========     ==========      ==========      ==========      ==========


Ratio of Earnings
  to Fixed Charges..........           1.01x           1.11x          1.13x            n/a            1.20x           1.82x

Deficiency of Earnings
  over Fixed Charges........    $        --     $       --      $       --      $ (175,162)     $       --      $       --



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